     As filed with the Securities and Exchange Commission on July 25, 1997
                                                    Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              ACORN PRODUCTS, INC.
             (Exact name of Registrant as specified in its charter)
                                500 DUBLIN AVENUE
                              COLUMBUS, OHIO 43215
          (Address of principal executive offices, including zip code)

         DELAWARE                                                22-3265462
(State or other jurisdiction                                  (I.R.S. Employer
    of incorporation or                                      Identification No.)
       organization)

                              ACORN PRODUCTS, INC.
                            1997 STOCK INCENTIVE PLAN
                            (Full title of the plans)

                                  GAVRIL MIHALY
                                500 DUBLIN AVENUE
                              COLUMBUS, OHIO 43215
                                 (614) 222-4400
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:

    J. MITCHELL DOLLOFF, ESQ.                                CONOR D. REILLY
GENERAL COUNSEL AND VICE-PRESIDENT                       GIBSON, DUNN & CRUTCHER
       500 DUBLIN AVENUE                                     200 PARK AVENUE
      COLUMBUS, OHIO 43215                              NEW YORK, NEW YORK 10166
        (614) 222-4400                                       (212) 351-4000

                         CALCULATION OF REGISTRATION FEE

==================================================================================================
                           AMOUNT         PROPOSED MAXIMUM       PROPOSED MAXIMUM       AMOUNT OF
 TITLE OF SECURITIES       TO BE         OFFERING PRICE PER     AGGREGATE OFFERING    REGISTRATION
   TO BE REGISTERED      REGISTERED(1)        SHARE(2)               PRICE(2)              FEE
--------------------------------------------------------------------------------------------------
   COMMON STOCK,        730,000 SHARES          N/A                 $9,418,200           $2,854
  $0.001 PAR VALUE
==================================================================================================

(1) Pursuant to Rule 416, there also is being registered such number of additional shares of Common Stock which may become available for issuance pursuant to the foregoing plans in the event of certain changes in outstanding shares, including reorganizations, recapitalizations, stock splits, stock dividends and reverse stock splits.

(2) Estimated solely for the purpose of calculating the registration fee. The registration fee has been calculated in accordance with Rule 457(h) under the Securities Act of 1933 as follows: (i) in the case of 400,900 shares registered with respect to the 1997 Stock Incentive Plan, based upon the average price of the Common Stock on July 22, 1997 and (ii) in the case of 329,100 shares registered with respect to the 1997 Stock Incentive Plan, based upon an aggregate exercise price of $4,607,400.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.


         Omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.


         Omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.


         The following documents, which previously have been filed by the Registrant with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

                  (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or if no such report has been filed, the Registrant's registration statement on Form S-1 (File No. 333-25325);

                  (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by Registrant's latest annual report referred to in (a) above;

                  (c) The description of the Common Stock contained in the Registrant's effective registration statement on Form 8-A (File No. 000-22717), including any amendment or report filed for the purpose of updating such description.


                  All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents.


         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.


         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.


         The validity of the shares of Common Stock registered hereby will be passed upon for the Registrant by Gibson, Dunn & Crutcher LLP, New York, New York. Conor D. Reilly, a partner of Gibson, Dunn & Crutcher LLP is Chairman of the Board and a director of the Registrant. J. Mitchell Dolloff was an associate at Gibson, Dunn & Crutcher LLP prior to becoming General Counsel and Vice-President of the Registrant on June 24, 1997.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


         Section 145 of the Delaware General Corporation Law (the "DGCL") makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of the Registrant under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act.


         As permitted by the DGCL, the Registrant's Certificate of Incorporation (the "Charter") provides that, to the fullest extent permitted by the DGCL, no director shall be liable to the Registrant or to its stockholders for monetary damages for breach of his fiduciary duty as a director. Delaware law does not permit the elimination of liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision in the Charter is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws.


         The Registrant's Bylaws (the "Bylaws") provide that the Registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.


         The Bylaws also provide that the Registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery of the State of Delaware or the court in which such action was brought shall deem proper.

         The Bylaws also provide that to the extent a director or officer of the Registrant has been successful in the defense of any action, suit or proceeding referred to in the previous paragraphs or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for in the Bylaws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the Registrant may purchase and maintain insurance on behalf of a director or officer of the Registrant against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the Registrant would have the power to indemnify him against such liabilities under such Bylaws.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.


         Not applicable.

ITEM 8. EXHIBITS.

 EXHIBIT
 NUMBER                       DESCRIPTION OF EXHIBIT
 ------                       ----------------------

  4.01        Acorn Products, Inc. 1997 Stock Incentive Plan, incorporated by reference to Exhibit 10.4 to
              Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No.
              333-25325) filed with the Commission on May 23, 1997.

  4.02        Amended and Restated Certificate of Incorporation of the
              Registrant, filed with the Delaware Secretary of State on April
              15, 1997, incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Registration No.
              333-25325) filed with the Commission on April 17, 1997.

  4.03        Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 to the Registrant's
              Registration Statement on Form S-1 (Registration No. 333-25325) filed with the Commission on
              April 17, 1997.

  4.04        Form of Certificate for shares of Common Stock, $0.001 par value per share, of the Registrant incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant's Registration
              Statement on Form S-1 (Registration No. 333-25325) filed with the commission on May 23, 1997.

  5.01        Opinion of Gibson, Dunn & Crutcher LLP

 23.01        Consent of Ernst & Young L.L.P.

 23.02        Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.01)

 24.01        Power of Attorney (included on signature page of this Registration Statement)

ITEM 9. UNDERTAKINGS.


         (a)      The undersigned Registrant hereby undertakes:


                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;


                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;


                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;


                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;


         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.


                  (2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 25, 1997.


                                    ACORN PRODUCTS, INC.


                                    By: /s/ Gavril Mihaly
                                       --------------------------------------
                                        Gavril Mihaly
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gavril Mihaly and Conor D. Reilly and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agent or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacity indicated on July 25, 1997.



           SIGNATURE                                   TITLE
           ---------                                   -----

       /s/ Gavril Mihaly                      Director, President and
     --------------------------               Chief Executive Officer
           Gavril Mihaly                   (Principal Executive Officer)




      /s/ Stephen M. Kasprisin         Chief Financial Officer and Treasurer
     --------------------------     (Principal Financial and Accounting Officer)
          Stephen M. Kasprisin



      /s/ Conor D. Reilly                      Chairman of the Board
     --------------------------
          Conor D. Reilly


      /s/ William W. Abbott                            Director
     --------------------------
          William W. Abbott

                                                       Director
     --------------------------
          Matthew S. Barrett


      /s/ Stephen A. Kaplan                            Director
     --------------------------
          Stephen A. Kaplan


      /s/ John I. Leahy                                Director
     --------------------------
          John I. Leahy

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                       DESCRIPTION OF EXHIBIT                                    PAGE
------                       ----------------------                                    ----
 4.01     Acorn Products, Inc. 1997 Stock Incentive Plan, incorporated by reference to Exhibit 10.4 to Amendment No. 1 to the Registrant's
          Registration Statement on Form S-1 (Registration No. 333-25325) filed with the Commission on May 23, 1997.

 4.02 Amended and Restated Certificate of Incorporation of the Registrant, as filed with the Delaware Secretary of State on April 15, 1997, incorporated herein by reference to Exhibit 3.1 of the Registrant's
          Registration Statement on Form S-1 (No. 333-25325)

 4.03 Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration No.
          333-25325) filed with the Commission on April 17, 1997.

 4.04 Form of Certificate for shares of Common Stock, $0.001 par value per share, of the Registrant incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1
          (Registration No. 333-25325) filed with the commission on May 23, 1997.

 5.01     Opinion of Gibson, Dunn & Crutcher LLP

 23.01    Consent of Ernst & Young LLP

 23.02    Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.01)

 24.01    Power of Attorney (included on signature page of this Registration
          Statement)